UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

June 9, 2020

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(888) 722-7871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Agreement.

Convertible Notes and the Indenture

On June 9, 2020, Okta, Inc. (the “Company”) priced its private offering of $1.0 billion in aggregate principal amount of 0.375% Convertible Senior Notes due 2026 (the “Notes”). The Notes are senior unsecured obligations of the Company. The Notes were issued pursuant to an Indenture, dated June 12, 2020 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The Company also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $150.0 million aggregate principal amount of the Notes (the “Additional Notes”), which option has not been exercised as of the time of filing of this Current Report on Form 8-K.

The Notes will mature on June 15, 2026, unless earlier redeemed, repurchased or converted. The Notes will bear interest from June 12, 2020, at a rate of 0.375% per year payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2020. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding March 15, 2026, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on October 31, 2020 (and only during such fiscal quarter), if the last reported sale price of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Class A Common Stock and the conversion rate on each such trading day; (3) if the Company calls the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; and (4) upon the occurrence of specified corporate events. On or after March 15, 2026, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of the Class A Common Stock or a combination of cash and shares of the Class A Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 4.1912 shares of the Class A Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $238.60 per share of the Class A Common Stock. The initial conversion price of the Notes represents a premium of approximately 32.5% to the $180.07 per share closing price of the Class A Common Stock on June 9, 2020. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

The Company may not redeem the Notes prior to June 20, 2023. The Company may redeem for cash all or any portion of the Notes, at its option, on or after June 20, 2023, if the last reported sale price of the Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from this offering were approximately $986.8 million, after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering expenses related to the offering. The Company used approximately $116.5 million of the net proceeds from the offering to pay the cost of the Capped Call Transactions (as defined below). If the initial purchasers exercise their option to purchase Additional Notes, the Company expects to use a portion of the net proceeds from the sale of such Additional Notes to enter into additional Capped Call Transactions with the Option Counterparties (as defined below). The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes.

Capped Call Transactions

On June 9, 2020, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with one of the initial purchasers and certain other financial institutions (the “Option Counterparties”). The Capped Call Transactions will cover, subject to anti-dilution adjustments, the number of shares of Class A Common Stock underlying the Notes sold in the offering. The Capped Call Transactions are generally expected to reduce potential dilution to the Class A Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be $360.14 per share, which represents a premium of 100.0% over the last reported sale price of the Class A Common Stock of $180.07 per share on June 9, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing descriptions of the Capped Call Transactions are qualified in their entirety by the copy of the form of call option transaction confirmation relating to the Capped Call Transactions, which is attached as an exhibit to this report and incorporated herein by reference.

Contemporaneous 2023 Notes Transactions and Unwind of Convertible Note Hedge and Warrant Transactions

Contemporaneously with the pricing of the offering of the Notes, the Company entered into privately negotiated transactions with certain holders of its existing 0.25% Convertible Senior Notes due 2023 (the “2023 Notes”) to exchange approximately $69.9 million in aggregate principal amount of the 2023 Notes for 1.45 million shares of its Class A common stock and approximately $0.2 million of cash on hand in respect of accrued and unpaid interest and any premium to the conversion value of the 2023 Notes (collectively, the “2023 Notes Exchanges”). The Company expects that holders of 2023 Notes that exchange their 2023 Notes may enter into or unwind various derivatives with respect to the Class A Common Stock (including entering into derivatives with one or more of the initial purchasers or their respective affiliates) and/or purchase or sell shares of the Class A Common Stock concurrently with or shortly after the pricing of the Notes.

In connection with the issuance of the 2023 Notes, the Company entered into convertible note hedge transactions (the “Existing Convertible Note Hedge Transactions”) with certain financial institutions (the “Existing Counterparties”). The Company also entered into separate warrant transactions (the “Existing Warrant Transactions”) with the Existing Counterparties. Concurrently with the exchange transactions with respect to the 2023 Notes, the Company entered into agreements with the Existing Counterparties to terminate a portion of: (i) the Existing Convertible Note Hedge Transactions in a notional amount corresponding to the principal amount of such 2023 Notes exchanged and (ii) the Existing Warrant Transactions with respect to a number of shares equal to the notional shares underlying such 2023 Notes exchanged. In connection with such terminations and the related unwinding of the existing hedge position of the Existing Counterparties with respect to such transactions, such Existing Counterparties and/or their respective affiliates may sell shares of the Class A Common Stock in secondary market transactions, and/or unwind various derivative transactions with respect to the Class A Common Stock concurrently with or shortly after the pricing of the Notes.

In connection with such terminations, the Company received net proceeds from the Existing Counterparties equal to approximately $19.6 million, which it intends to use for general corporate purposes. The exchange of the 2023 Notes and the unwind of the Existing Convertible Note Hedge Transactions and the Existing Warrant Transactions described above, and the potential related market activities by exchanging holders of the 2023 Notes and the Existing Counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of the Class A Common Stock, which may affect the trading price of the Notes at that time and the Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or its Class A Common Stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers. The shares of the Class A Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Class A Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Class A Common Stock.

The Company issued the shares of Class A Common Stock to holders of the 2023 Notes that participated in the 2023 Notes Exchanges in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the holders of the 2023 Notes in the exchange agreements pursuant to which the shares of Class A Common Stock were issued.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of June 12, 2020, between Okta, Inc., and Wilmington Trust, National Association, as trustee.

4.2	Form of 0.375% Convertible Senior Notes due 2026 (included in Exhibit 4.1).

10.1	Form of Capped Call Transaction Confirmation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of June, 2020.

Okta, Inc.

By:	/s/ William E. Losch
Name:	William E. Losch
Title:	Chief Financial Officer